Exhibit 99.1

NYSE: BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry

TopBuild Reports Second Quarter 2020 Results

●	2.1% decrease in net sales
●	110 bps gross margin expansion, 130 bps on an adjusted basis
●	12.5% operating margin, 12.9% on an adjusted basis, up 130 bps
●	$1.67 net income per diluted share, $1.68 on an adjusted basis
●	16.7% adjusted EBITDA margin, up 250 bps

Moving Forward with Capital Allocation Program

Second Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended June 30, 2019)

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%

   Operating profit was $80.5 million, compared to operating profit of $76.0 million.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

✓

Net sales declined 2.1% to $646.1 million, primarily driven by volume declines related to the impact of the COVID-19 pandemic. Same branch contributed 99.0% of total revenue.

✓

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%.

✓   Operating profit was $80.5 million, compared to operating profit of $76.0 million, a 5.8% improvement.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

✓

Operating margin was 12.5%, up 100 basis points.  Adjusted operating margin improved 130 basis points to 12.9%.

✓   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

“We are extremely pleased with our second quarter results. Our team did an outstanding job flexing our business model and driving further efficiencies throughout our Company as we responded to state shutdowns, project delays and widespread uncertainty related to COVID-19. The strong performance we achieved at both TruTeam and Service Partners is evidence of this success and demonstrates the strength of our uniquely diversified business platform.

“As we move through the second half of the year, we are confident in our ability to successfully meet the challenges and opportunities that may lie ahead.”

Jerry Volas, CEO, TopBuild

NYSE:BLD	August 4, 2020	topbuild.com

✓   Adjusted EBITDA was $107.8 million, compared to $94.0 million, a 14.6% increase, and adjusted EBITDA margin improved 250 basis points to 16.7%.

✓   At June 30, 2020, the Company had cash and cash equivalents of $258.8 million and availability under its revolving credit facility of $389.6 million for total liquidity of $648.5 million.

Six Month Financial Highlights

(unless otherwise indicated, comparisons are to six months ended June 30, 2019)

✓   Net sales increased 1.6% to $1,299.3 million. On a same branch basis, revenue increased 0.6% to $1,287.7 million.

✓   Gross margin expanded 110 basis points to 26.9%. On an adjusted basis, gross margin expanded 130 basis points to 27.1%.

✓   Operating profit was $150.4 million, compared to operating profit of $132.7 million, a 13.4% improvement.   On an adjusted basis, operating profit was $153.8 million, compared to $135.5 million, a 13.5% improvement.

✓   Operating margin was 11.6%, a 120-basis point improvement.  On an adjusted basis, operating margin improved 120 basis points to 11.8%.

✓   Net income was $106.3 million, or $3.18 per diluted share, compared to $90.0 million, or $2.60 per diluted share.  Adjusted income was $101.6 million, or $3.04 per diluted share, compared to $86.1 million, or $2.49 per diluted share.

✓   Adjusted EBITDA was $196.1 million, compared to $168.6 million, a 16.4% increase.  Adjusted EBITDA margin was 15.1%, a 190-basis point improvement.

Operating Segment Highlights ($ in 000s)

(comparisons are to the quarter ended June 30, 2019)

NYSE:BLD	August 4, 2020	topbuild.com

Capital Allocation

While the Company completed no acquisitions in the second quarter, it did repurchase 262,889 shares at an average price of $76.17 per share.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

“As a result of uncertainty in early March related to COVID-19, we suspended our acquisition program. As the second quarter progressed, the outlook for the housing industry improved, and we are now moving forward with a number of the companies in our robust acquisition pipeline.”

Jerry Volas, CEO, TopBuild

Conference Call

A conference call to discuss second quarter 2020 financial results is scheduled for today, Tuesday, August 4, at 9:00 a.m. Eastern time.  The call may be accessed by dialing (888) 225-2706.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has approximately 200 branches, and through Service Partners® which distributes insulation and building material products from approximately 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

NYSE:BLD	August 4, 2020	topbuild.com

Safe Harbor Statement

Statements contained herein that reflect our views about future periods, including our future plans and performance, constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against unduly relying on any of these forward-looking statements.  Our future performance may be affected by the duration and impact of the COVID-19 pandemic on the United States economy, specifically with respect to residential and commercial construction; our ability to continue operations in markets affected by the COVID-19 pandemic and our ability to collect receivables from our customers; our reliance on residential new construction, residential repair/remodel, and commercial construction; our reliance on third-party suppliers and manufacturers; our ability to attract, develop, and retain talented personnel and our sales and labor force; our ability to maintain consistent practices across our locations; and our ability to maintain our competitive position.  We discuss the material risks we face under the caption entitled “Risk Factors” in our Annual Report for the year ended December 31, 2019, as filed with the SEC on February 25, 2020, as well as under the caption entitled “Risk Factors” in subsequent reports that we file with the SEC.  Our forward-looking statements in this filing speak only as of the date of this filing.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.  The Company believes that the non-GAAP performance measures and ratios that are contained herein, which management uses to manage our business, provide users of this financial information with additional meaningful comparisons between current results and results in our prior periods. Non-GAAP performance measures and ratios should be viewed in addition, and not as an alternative, to the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company's filings with the SEC and is available on TopBuild's website at www.topbuild.com.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

(tables follow)

NYSE:BLD	August 4, 2020	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$646,099	$660,112	$1,299,327	$1,279,442
Cost of sales	468,045	485,190	949,316	948,824
Gross profit	178,054	174,922	350,011	330,618

Selling, general, and administrative expense	97,600	98,883	199,568	197,960
Operating profit	80,454	76,039	150,443	132,658

Other income (expense), net:
Interest expense	(8,277)	(9,631)	(17,018)	(19,232)
Loss on extinguishment of debt	—	—	(233)	—
Other, net	89	526	561	858
Other expense, net	(8,188)	(9,105)	(16,690)	(18,374)
Income before income taxes	72,266	66,934	133,753	114,284

Income tax expense	(16,770)	(14,883)	(27,485)	(24,249)
Net income	$55,496	$52,051	$106,268	$90,035

Net income per common share:
Basic	$1.69	$1.53	$3.22	$2.64
Diluted	$1.67	$1.51	$3.18	$2.60

Weighted average shares outstanding:
Basic	32,867,842	33,976,169	33,018,148	34,072,314
Diluted	33,202,423	34,557,664	33,401,135	34,630,048

NYSE:BLD	August 4, 2020	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$258,837	$184,807
Receivables, net of an allowance for credit losses of $7,541 at June 30, 2020, and allowance for doubtful accounts of $4,854 at December 31, 2019	423,000	428,844
Inventories, net	147,304	149,078
Prepaid expenses and other current assets	7,962	17,098
Total current assets	837,103	779,827

Right of use assets	85,236	87,134
Property and equipment, net	176,179	178,080
Goodwill	1,379,821	1,367,918
Other intangible assets, net	176,871	181,122
Deferred tax assets, net	4,358	4,259
Other assets	11,011	5,623
Total assets	$2,670,579	$2,603,963

LIABILITIES
Current liabilities:
Accounts payable	$293,224	$307,970
Current portion of long-term debt	23,168	34,272
Accrued liabilities	120,689	98,418
Short-term lease liabilities	34,444	36,094
Total current liabilities	471,525	476,754

Long-term debt	694,320	697,955
Deferred tax liabilities, net	174,229	175,263
Long-term portion of insurance reserves	50,608	45,605
Long-term lease liabilities	54,798	54,010
Other liabilities	7,447	1,487
Total liabilities	1,452,927	1,451,074

EQUITY	1,217,652	1,152,889
Total liabilities and equity	$2,670,579	$2,603,963

	As of June 30,
	2020	2019
Other Financial Data
Receivable days	49	53
Inventory days	28	29
Accounts payable days	83	78
Receivables, net plus inventories, net less accounts payable	$277,080	$306,119
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)	10.5%	11.9%

NYSE:BLD	August 4, 2020	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Cash Flows Provided by (Used in) Operating Activities:
Net income	$106,268	$90,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,311	25,538
Share-based compensation	9,038	7,485
Loss on extinguishment of debt	233	—
Loss on sale or abandonment of property and equipment	320	561
Amortization of debt issuance costs	716	779
Provision for bad debt expense	3,756	3,688
Loss from inventory obsolescence	1,313	1,251
Deferred income taxes, net	(38)	(21)
Change in certain assets and liabilities
Receivables, net	1,894	(41,489)
Inventories, net	538	17,391
Prepaid expenses and other current assets	9,151	14,969
Accounts payable	(16,390)	(23,823)
Accrued liabilities	28,188	(1,131)
Payment of contingent consideration	(413)	—
Other, net	277	1,031
Net cash provided by operating activities	178,162	96,264

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(20,937)	(21,982)
Acquisition of businesses	(20,526)	—
Proceeds from sale of property and equipment	763	1,961
Other, net	—	22
Net cash used in investing activities	(40,700)	(19,999)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	300,000	4,998
Repayment of long-term debt	(313,407)	(11,364)
Payment of debt issuance costs	(2,280)	—
Taxes withheld and paid on employees' equity awards	(13,165)	(8,471)
Repurchase of shares of common stock	(34,152)	(19,499)
Payment of contingent consideration	(428)	(1,091)
Net cash used in financing activities	(63,432)	(35,427)

Cash and Cash Equivalents
Increase for the period	74,030	40,838
Beginning of period	184,807	100,929
End of period	$258,837	$141,767

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$19,257	$110,192
Accruals for property and equipment	323	497

NYSE:BLD	August 4, 2020	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
TruTeam
Sales	$466,569	$483,028	(3.4)%	$942,442	$932,410	1.1%

Operating profit, as reported	$69,643	$68,423		$129,994	$119,722
Operating margin, as reported	14.9%	14.2%		13.8%	12.8%

Rationalization charges	857	81		857	199
Acquisition related costs	—	277		4	403
COVID-19 pay	638	—		638	—
Operating profit, as adjusted	$71,138	$68,781		$131,493	$120,324
Operating margin, as adjusted	15.2%	14.2%		14.0%	12.9%

Service Partners
Sales	$216,336	$213,487	1.3%	$430,558	$417,951	3.0%

Operating profit, as reported	$24,155	$21,151		$48,825	$41,748
Operating margin, as reported	11.2%	9.9%		11.3%	10.0%

Rationalization charges	944	—		944	109
COVID-19 pay	54	—		54	—
Operating profit, as adjusted	$25,153	$21,151		$49,823	$41,857
Operating margin, as adjusted	11.6%	9.9%		11.6%	10.0%

Total
Sales before eliminations	$682,905	$696,515		$1,373,000	$1,350,361
Intercompany eliminations	(36,806)	(36,403)		(73,673)	(70,919)
Net sales after eliminations	$646,099	$660,112	(2.1)%	$1,299,327	$1,279,442	1.6%

Operating profit, as reported - segments	$93,798	$89,574		$178,819	$161,470
General corporate expense, net	(7,383)	(7,130)		(16,581)	(16,734)
Intercompany eliminations	(5,961)	(6,405)		(11,795)	(12,078)
Operating profit, as reported	$80,454	$76,039		$150,443	$132,658
Operating margin, as reported	12.5%	11.5%		11.6%	10.4%

Rationalization charges †	2,376	142		2,376	1,969
Acquisition related costs	(40)	251		196	903
Refinancing costs	20	—		57	—
COVID-19 pay	692	—		692	—
Operating profit, as adjusted	$83,502	$76,432		$153,764	$135,530
Operating margin, as adjusted	12.9%	11.6%		11.8%	10.6%

Share-based compensation	5,130	4,513		9,038	7,485
Depreciation and amortization	19,121	13,062		33,311	25,538
EBITDA, as adjusted	$107,753	$94,007		$196,113	$168,553
EBITDA margin, as adjusted	16.7%	14.2%		15.1%	13.2%

Sales change period over period	(14,013)			19,885
EBITDA, as adjusted, change period over period	13,746			27,560
EBITDA, as adjusted, as percentage of sales change	N/A			138.6%

†Rationalization charges include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	August 4, 2020	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Gross Profit and Operating Profit Reconciliations

Net sales	$646,099	$660,112	$1,299,327	$1,279,442

Gross profit, as reported	$178,054	$174,922	$350,011	$330,618

Rationalization charges	1,079	—	1,079	—
COVID-19 pay	482	—	482	—
Gross profit, as adjusted	$179,615	$174,922	$351,572	$330,618

Gross margin, as reported	27.6%	26.5%	26.9%	25.8%
Gross margin, as adjusted	27.8%	26.5%	27.1%	25.8%

Operating profit, as reported	$80,454	$76,039	$150,443	$132,658

Rationalization charges	2,376	142	2,376	1,969
Acquisition related costs	(40)	251	196	903
Refinancing costs	20	—	57	—
COVID-19 pay	692	—	692	—
Operating profit, as adjusted	$83,502	$76,432	$153,764	$135,530

Operating margin, as reported	12.5%	11.5%	11.6%	10.4%
Operating margin, as adjusted	12.9%	11.6%	11.8%	10.6%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$72,266	$66,934	$133,753	$114,284

Rationalization charges	2,376	142	2,376	1,969
Acquisition related costs	(40)	251	196	903
Refinancing costs and loss on extinguishment of debt	20	—	290	—
COVID-19 pay	692	—	692	—
Income before income taxes, as adjusted	75,314	67,327	137,307	117,156

Tax rate at 26.0% and 26.5% for 2020 and 2019, respectively	(19,582)	(17,842)	(35,700)	(31,046)
Income, as adjusted	$55,732	$49,485	$101,607	$86,110

Income per common share, as adjusted	$1.68	$1.43	$3.04	$2.49

Weighted average diluted common shares outstanding	33,202,423	34,577,664	33,401,135	34,630,048

NYSE:BLD	August 4, 2020	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales
Same branch:
Installation segment	$459,820	$483,028	$930,828	$932,410
Distribution segment	216,336	213,487	430,558	417,951
Eliminations	(36,806)	(36,403)	(73,673)	(70,919)
Total same branch	639,350	660,112	1,287,713	1,279,442

Acquisitions (a):
Installation segment	$6,749	$—	$11,614	$—
Distribution segment	—	—	—	—
Eliminations	—	—	—	—
Total acquisitions	6,749	—	11,614	—
Total	$646,099	$660,112	$1,299,327	$1,279,442

EBITDA, as adjusted
Same branch	$106,325	$94,007	$193,592	$168,553
Acquisitions (a)	1,428	—	2,521	—
Total	$107,753	$94,007	$196,113	$168,553

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	16.6%		15.0%
Acquisitions (c)	21.2%		21.7%
Total (d)	16.7%	14.2%	15.1%	13.2%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (e)	N/A		302.7%
Acquisitions (c)	21.2%		21.7%
Total (f)	N/A		138.6%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD	August 4, 2020	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales by Market (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Same branch:
Residential	$503,928	$504,659	$1,009,615	$980,794
Commercial	135,422	155,453	278,098	298,648
Same branch net sales	639,350	660,112	1,287,713	1,279,442

Acquisitions (a):
Residential	$1,606	$—	$2,651	$—
Commercial	5,143	—	8,963	—
Acquisitions net sales	6,749	—	11,614	—
Total net sales	$646,099	$660,112	$1,299,327	$1,279,442

(a) Represents current year impact of acquisitions in their first twelve months

NYSE:BLD	August 4, 2020	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income, as reported	$55,496	$52,051	$106,268	$90,035
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	8,188	9,105	16,457	18,374
Income tax expense	16,770	14,883	27,485	24,249
Depreciation and amortization	19,121	13,062	33,311	25,538
Share-based compensation	5,130	4,513	9,038	7,485
Rationalization charges	2,376	142	2,376	1,969
Acquisition related costs	(40)	251	196	903
Refinancing costs and loss on extinguishment of debt	20	—	290	—
COVID-19 pay	692	—	692	—
EBITDA, as adjusted	$107,753	$94,007	$196,113	$168,553

NYSE:BLD	August 4, 2020	topbuild.com